UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

DIGITAL INSIGHT CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-27459	77-0493142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26025 Mureau Road, Calabasas, California 91302

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (818) 871-0000

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 29, 2006, Digital Insight Corporation (“Digital Insight”) entered into a definitive merger agreement (the “Merger Agreement”) to be acquired by Intuit, Inc. (“Intuit”) in a merger transaction pursuant to which Digital Insight will become a wholly-owned subsidiary of Intuit (the “Merger”). Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, Intuit will acquire all of the outstanding shares of Digital Insight Common Stock for a cash amount of $39.00 per share, for a total aggregate purchase price of approximately $1.35 billion on a fully-diluted basis. In addition, Intuit will assume Digital Insight’s stock options which are outstanding immediately prior to the effective time of the Merger (other than options held by non-employee directors of Digital Insight). Each assumed Digital Insight stock option will be converted into an option to purchase a number of shares of Intuit Common Stock equal to $39.00 divided by the average closing sales price for a share of Intuit Common Stock as quoted on the Nasdaq Stock Market for the ten consecutive trading days ending with the third trading day that precedes the closing date of the Merger. Each unvested Digital Insight stock option held by non-employee directors of Digital Insight will be accelerated and all outstanding options held by non-employee directors will receive a cash payment equal to the difference of $39.00 per share multiplied by the number of Digital Insight shares subject to the option, less the aggregate exercise price of the option. Payment for unvested shares of restricted stock will be made in cash on the date that such shares would have become vested in accordance with the holders’ restricted stock vesting schedules.

Digital Insight’s executive officers and disinterested directors have agreed, in their capacity as stockholders of Digital Insight, to vote their shares in favor of the Merger and against any proposal made in opposition to or in competition with the Merger.

The consummation of the Merger is subject to regulatory review, Digital Insight stockholder approval and other customary closing conditions. Dates for closing the Merger and for Digital Insight’s stockholders’ meeting to vote on the Merger have not yet been determined.

The description contained in this Item 1.01 of certain terms of the Merger Agreement and the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. The Merger Agreement has been included to provide investors and security holders with information regarding its terms and conditions. It is not intended to provide any other factual information about Digital Insight. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Digital Insight’s public disclosures.

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, Digital Insight intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF DIGITAL INSIGHT ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT

MATERIALS FILED BY DIGITAL INSIGHT WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, when available, and any other documents filed by Digital Insight with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Digital Insight may obtain free copies of the documents filed with the SEC by contacting Digital Insight’s Investor Relations at 26025 Mureau Road, Calabasas, California 91302, Telephone: (818) 878-6615. You may also read and copy any reports, statements and other information filed by Digital Insight with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Digital Insight and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Digital Insight stockholders in favor of the proposed transaction. Certain executive officers and directors of Digital Insight have interests in the transaction that may differ from the interests of stockholders generally, including without limitation acceleration of vesting of stock options, benefits conferred under retention, severance and change in control arrangements, and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.

In addition, Intuit and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Digital Insight’s stockholders in favor of the approval of the proposed transaction. Information concerning Intuit’s directors and executive officers is set forth in Intuit’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on November 3, 2006, and annual report on Form 10-K filed with the SEC on September 15, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Intuit’s Investor Relations Website at http://www.intuit.com/about_intuit/investors.

Item 7.01	Regulation FD Disclosure

On November 29, 2006, the Company issued a press release jointly with Intuit announcing the transaction described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following documents are filed as exhibits to this report:

2.1	Agreement and Plan of Merger dated November 29, 2006 by and among Intuit Inc., Digital Insight Acquisition Corporation and Digital Insight Corporation*

99.1	Press release issued jointly by Digital Insight Corporation and Intuit Inc. on November 29, 2006.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Digital Insight Corporation hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL INSIGHT CORPORATION

Date: November 30, 2006	By:	/s/ Paul J. Pucino
	Name:	Paul J. Pucino
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated November 29, 2006 by and among Intuit Inc., Digital Insight Acquisition Corporation and Digital Insight Corporation*

99.1	Press release issued jointly by Digital Insight Corporation and Intuit Inc. on November 29, 2006.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Digital Insight Corporation hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.